SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                   FUNCO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                  FUNCOLAND(R)

                                   FUNCOLAND
                             10120 West 76th Street
                              Minneapolis, MN 55344

                                                                June 28, 1999

Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Funco, Inc. The meeting will be held at 10:00 a.m. Central Daylight Time on Friday, July 30, 1999, at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343. I encourage you to attend. Whether or not you plan to attend the meeting, I urge you to vote your proxy.

          On behalf of our Board of Directors and employees, thank you for your continued support and interest in Funco, Inc.


                                            Sincerely,

                                            /s/ David R. Pomije

                                            David R. Pomije
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                   FUNCO, INC.
                             10120 West 76th Street
                          Minneapolis, Minnesota 55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

         Please take notice that the 1999 Annual Meeting of Shareholders of Funco, Inc., a Minnesota corporation (the "Company"), will be held at the Minneapolis Marriott Southwest Hotel, 5801 Opus Parkway, Minnetonka, Minnesota 55343, on Friday, July 30, 1999, at 10:00 a.m. Central Daylight Time, to consider and vote upon the following matters, as described in the accompanying Proxy Statement:

         1.    Election of directors of the Company.

         2. Ratification of appointment of Ernst & Young LLP as independent auditors of the Company.

         3. Such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

         The Board of Directors of the Company has fixed the close of business on June 15, 1999, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting.

         Shareholders who do not expect to be personally present at the Annual Meeting are urged to vote, sign, date and return the accompanying proxy in the enclosed, postage paid return envelope as soon as possible. The Board of Directors of the Company sincerely hopes, however, that all shareholders who can attend the Annual Meeting will do so.


                                        By Order of the Board of Directors

                                        /s/ Robert M. Hiben

                                        Robert M. Hiben
                                        SECRETARY

June 28, 1999

                                   FUNCO, INC.
                             10120 WEST 76TH STREET
                          MINNEAPOLIS, MINNESOTA 55344


                                 PROXY STATEMENT

--------------------------------------------------------------------------------

             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 30, 1999

--------------------------------------------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The accompanying proxy is solicited by the Board of Directors of Funco, Inc. (the "Company") in connection with the 1999 Annual Meeting of Shareholders of the Company, which will be held on July 30, 1999, and any adjournments thereof.

         A person giving the enclosed proxy has the power to revoke it at any time before the convening of the Annual Meeting. Revocations of proxy will be honored if received at the offices of the Company, addressed to the attention of Robert M. Hiben, on or before July 29, 1999. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers who will be seated at the door of the meeting hall. Unless so revoked, all properly executed proxies will be voted as specified.

         In the event no choice is specified on the proxy, the shares represented by such proxy will be voted FOR the nominees for directors set forth herein and FOR Proposal 2. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the persons named in the proxy will vote the same in accordance with their discretion.

         Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Annual Meeting. For the purpose of determining whether a proposal (but not the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be deemed to be present for purposes of calculating the vote required for approval of such matters.

         Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but officers, directors and other employees of the Company may also solicit proxies by telephone, telegraph or personal calls. No extra compensation will be paid by the Company for such solicitation. The Company may reimburse brokers, banks and other nominees holding shares for others for the cost of forwarding proxy materials to, and obtaining proxies from, their principals. This Proxy Statement is first being mailed to shareholders on or about June 28, 1999.

                                  VOTING RIGHTS

         Only shareholders of record at the close of business on June 15, 1999, are entitled to notice of and to vote at the meeting or any adjournment thereof. As of that date, there were issued and outstanding 5,954,181 shares of Common Stock of the Company, the only class of securities of the Company entitled to vote at the Annual Meeting. Each shareholder of record is entitled to one vote for each share registered in the shareholder's name as of the record date. The Articles of Incorporation of the Company do not grant shareholders the right to vote cumulatively for the election of directors. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

                            OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information as of June 15, 1999 (or as indicated below), with respect to the stock ownership of all persons known by the Company to be beneficial owners of more than five percent of its outstanding shares of Common Stock, each director, each nominee for director, each of the Named Executive Officers and all directors and executive officers of the Company as a group:

                                                                NUMBER OF SHARES         PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER OR IDENTITY OF GROUP     BENEFICIALLY OWNED    OUTSTANDING SHARES
 ---------------------------------------------------------     ------------------    ------------------

David R. Pomije.........................................            1,583,456(1)           26.2%
   10120 West 76th Street
   Minneapolis, MN 55344
Wellington Management Company, LLP......................              607,700(2)           10.2%
   75 State Street
   Boston, MA 02109
SAFECO Asset Management Company.........................              519,400(3)            8.7%
   601 Union Street
   Suite 2500
   Seattle, WA 98101-4074
Woodland Partners LLC...................................              466,550(4)            7.8%
   60 South Sixth Street
   Suite 3750
   Minneapolis, MN 55402
Fleet Financial Group, Inc..............................              313,470(5)            5.3%
   One Federal Street
   Boston, MA 02110
Stanley A. Bodine.......................................              186,904(6)            3.1%
George E. Mileusnic.....................................               21,688(7)        Less than 1%
Patrick J. Ferrell......................................                4,000(8)        Less than 1%
Jeffrey R. Gatesmith....................................               97,304(9)            1.6%
Robert M. Hiben.........................................               79,750(10)           1.3%
All directors and executive officers as a group
    (6 persons).........................................            1,973,102(11)          31.3%

-----------------------------------
(1) Includes 80,367 shares issuable upon exercise of currently exercisable options and options exercisable within 60 days of the record date ("currently exercisable options").
(2) Based on Schedule 13G dated December 31, 1998, filed by Wellington Management Company, LLP, which has shared voting power over 399,700 shares and shared dispositive power over 607,700 shares.
(3) Based on Schedule 13G dated February 11, 1999, filed jointly by SAFECO Common Stock Trust ("CST"), SAFECO Asset Management Company ("AMC") and SAFECO Corporation ("SAFECO"). AMC, a subsidiary of SAFECO, is an investment adviser and has shared voting and dispositive power over all of such shares, including shares held by CST, an investment company.
(4) Based on Schedule 13G dated February 8, 1999, filed by Woodland Partners LLC, which has sole voting power over 404,150 shares and shared voting power over 62,400 shares.
(5) Based on Schedule 13G dated February 12, 1999, filed by Fleet Financial Group, Inc.
(6) Includes 109,702 shares issuable upon exercise of currently exercisable options.
(7) Includes 7,500 shares issuable upon exercise of currently exercisable options.
(8) Includes 3,000 shares issuable upon exercise of currently exercisable options.
(9) Includes 78,054 shares issuable upon exercise of currently exercisable options.
(10) Includes 66,750 shares issuable upon exercise of currently exercisable options.
(11) Includes 345,373 shares issuable upon exercise of currently exercisable options.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Management has nominated the individuals listed below for election as directors, each to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier resignation or removal.

         At the 1998 Annual Meeting of Shareholders, five directors were elected. Richard T. Guidera retired as a director in September 1998. The Board has determined not to replace Mr. Guidera at this time and, accordingly, only four directors will be elected at the 1999 Annual Meeting.

         Unless instructed not to vote for the election of directors or not to vote for any specified nominee, the proxies will vote to elect the listed nominees. If any of the nominees are not candidates for election at the Annual Meeting, which is not currently anticipated, the proxies may vote for such other persons as they, in their discretion, may determine.

                               NAME                             AGE         DIRECTOR SINCE
                 --------------------------------------  ---------------  -----------------
                 David R. Pomije......................          43               1988
                 Stanley A. Bodine....................          49               1992
                 George E. Mileusnic..................          44               1993
                 Patrick J. Ferrell...................          42               1995

     DAVID R. POMIJE is the founder of the Company and has been chairman of the board and chief executive officer of the Company since its inception in March 1988. He also served the Company as its president and chief financial officer until April 1995. Mr. Pomije's prior experience includes nine years within the consumer electronics industry. Mr. Pomije currently serves on the Board of Directors of Excelsior-Henderson Motorcycle Manufacturing Company.

     STANLEY A. BODINE was named president and chief operating officer of the Company in April 1995. He served as executive vice president from March 1992 to April 1995. From October 1991 to March 1992, he worked for Funco as a management consultant. Mr. Bodine held various management positions with The Pillsbury Company from 1978 to 1991, most recently as senior vice president of The Haagen-Dazs Company, with responsibility for business development in the United States, Europe and the Pacific Rim. He also served as general manager of Haagen-Dazs International and director of planning and development for Pillsbury's domestic and international divisions.

     GEORGE E. MILEUSNIC is currently an independent consultant. From 1996 to 1998, he served as executive vice president of administration of the Outdoor Recreation division of The Coleman Company, Inc., a leading manufacturer and marketer of brand name consumer products for the camping and related outdoor recreational markets in the United States, Canada, Europe and Japan. From 1994 to 1996, he served as executive vice president and chief financial officer of The Coleman Company. He joined The Coleman Company in September 1989 as senior vice president and chief financial officer. From 1987 to 1989, he was senior vice president and controller of Burger King Corporation, a subsidiary of The Pillsbury Company. Mr. Mileusnic currently serves on the Board of Directors of Intrust Funds Trust.

     PATRICK J. FERRELL is currently the president, chief executive officer and co-founder of SocialNet, Inc., a company which provides business-to-business Internet solutions in the social networking area. Prior thereto, he was president of Strategies & Internet Consulting, providing consultant services to the interactive entertainment industry. From 1989 to 1997, Mr. Ferrell served as chief executive officer of Infotainment World, Inc., a subsidiary of IDG Communications which publishes GAMEPRO, S.W.A.T. PRO and PC GAMES magazines, as well as related tip books and strategy guides. While with Infotainment World, Mr. Ferrell created and co-produced the Electronic Entertainment Expo, the world's largest trade show dedicated exclusively to interactive entertainment products and services. Mr. Ferrell, a CPA, has held a variety of financial management positions at Visa, U.S.A., Foster Farms and KPMG Peat Marwick LLP.

DIRECTORS' COMPENSATION

     Directors who are not otherwise employees of the Company are paid an annual retainer of $5,000, plus $200 for each committee meeting attended which is not held on the same date as a regular board meeting. During fiscal 1999, an aggregate of $11,800 was paid to outside directors for their services. Nonemployee directors are eligible for stock option awards under the Company's 1992 Stock Option Plan for Nonemployee Directors. During fiscal 1999 options to purchase an aggregate of 4,500 shares at an exercise price of $16.36 were granted to the Company's nonemployee directors. During fiscal 1999, two directors exercised options, which had been granted in previous years, for 10,500 shares realizing an aggregate value of $58,750.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The Board of Directors met three times during fiscal 1999 and acted one time by written consent. All directors attended each of the meetings of the Board and the committees on which they served. The Board of Directors has Executive, Compensation and Audit Committees, each comprised of two members. The Board of Directors does not have a Nominating Committee.

     EXECUTIVE COMMITTEE. The Executive Committee is authorized to take action between meetings of the Board, subject to Board ratification. The Executive Committee met one time during fiscal 1999. The current members of the Executive Committee are Messrs. Pomije and Bodine.

     COMPENSATION COMMITTEE. The principal function of the Compensation Committee is to make recommendations to the Board of Directors concerning the compensation of executive officers and other management personnel. The Compensation Committee met three times during fiscal 1999. The current members of the Compensation Committee are Messrs. Mileusnic and Ferrell.

     AUDIT COMMITTEE. The Audit Committee has the principal function of reviewing the adequacy of the Company's internal controls, conferring with the independent auditors concerning the scope of their examination of the books and records of the Company, recommending to the Board of Directors the appointment of independent auditors and considering other appropriate matters regarding the financial affairs of the Company. The Audit Committee met one time during fiscal 1999. The current members of the Audit Committee are Messrs. Mileusnic and Ferrell.

                                 PROPOSAL NO. 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         Ernst & Young LLP, independent auditors, have been the auditors of the accounts of the Company for the past nine fiscal years. They have been appointed by the Board of Directors of the Company for the purpose of auditing the Company's accounts for the 2000 fiscal year and shareholder ratification of such appointment is requested.

         Representatives of the firm of Ernst & Young LLP will be in attendance at the Annual Meeting of Shareholders and will have the opportunity to make a statement if they desire to do so. In addition, they will be available to respond to appropriate questions.

         The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Ernst & Young LLP. In the event that the appointment of Ernst & Young LLP should not be approved by shareholders, the Board of Directors will make another appointment to be effective at the earliest feasible time, either this fiscal year or the next.

         The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company's independent auditor for fiscal 2000. Your proxy will be so voted unless you specify otherwise.

                            OTHER EXECUTIVE OFFICERS

         The Company's executive officers, other than Messrs. Pomije and Bodine, are identified below.

         JEFFREY R. GATESMITH, 47, has served as vice president of retail operations and human resources of the Company since January 1992. From 1988 to 1991, he served as vice president of human resources for the sixty-store retail jewelry operations of Henry Birks and Sons, Ltd., Montreal, Quebec, Canada, and as vice president of operations for Amerpro, Inc., a California firm offering residential painting services from 1987 to 1988.

         ROBERT M. HIBEN, 41, has served as chief financial officer and secretary of the Company since April 1995. Mr. Hiben joined the Company as controller in February 1992. He was chief financial officer of Bretts Department Store Company, a nineteen-store chain, from 1990 to 1992, and served in various financial capacities, most recently as director of financial planning, for Wilsons The Leather Experts, a national retailer of leather apparel, from 1982 to 1990.

                      REPORT OF THE COMPENSATION COMMITTEE

         With respect to executive compensation, the objectives of the Committee are to establish and maintain programs and practices that will align executive compensation with the Company's performance and profitability as well as motivate and retain executive officers. In meeting these objectives, the Compensation Committee has determined that executive compensation plans are to include competitive base salaries, performance-based cash bonuses and appropriate long-term stock-based incentive awards.

ELEMENTS OF THE COMPANY'S EXECUTIVE COMPENSATION PLANS

         BASE SALARY. The Board of Directors establishes the base salary level for each executive officer, including the chief executive officer, based upon recommendation of the Compensation Committee. In developing specific salary recommendations, the Compensation Committee considers the scope of responsibility for each executive officer, the individual's experience, the competitive marketplace for the position and input from a consultant hired by the Company. Base salaries of the Company's Named Executive Officers increased an average of approximately 9% during fiscal 1999.

         PERFORMANCE-BASED CASH BONUS. The Board of Directors establishes an annual cash bonus plan based upon recommendation of the Compensation Committee, which correlates incentive payments to factors including overall Company financial performance, specific individual objectives and the individual executive officer's base salary. The Company awarded performance-based cash bonuses to its Named Executive Officers during fiscal 1999 with bonus amounts averaging approximately 14% of base salary.

         STOCK-BASED INCENTIVE AWARDS. The Compensation Committee and the Board of Directors believe that stock-based incentive awards encourage and reward effective management actions that bring about long-term corporate financial success, primarily as measured by increases in shareholder value. During fiscal 1999 the Board of Directors, upon recommendation of the Compensation Committee, granted options to purchase an aggregate of 124,000 shares at prices ranging from $13.07 to $13.62 to the Named Executive Officers.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

         The following criteria were applied by the Compensation Committee to determine compensation for the Chief Executive Officer, Mr. Pomije, for the last fiscal year.

         The Committee established Mr. Pomije's annual base salary for fiscal 1999 at $270,000, based upon the criteria described above regarding base salary. The Committee established Mr. Pomije's annual incentive bonus opportunity at a level at which achievement of bonus, together with base salary, would have been marketplace competitive. The Company awarded an incentive bonus to Mr. Pomije in the amount of $40,500 based upon fiscal 1999 results. The Committee recommended to the Board of Directors that pursuant to the 1993 Stock Option Plan, Mr. Pomije should be granted options to purchase, in the aggregate, 42,000 shares of Common Stock at exercise prices ranging from $13.07 and $13.62 per share.

OTHER INFORMATION

         In 1993, Section 162(m) of the Internal Revenue Code was adopted which, beginning in 1994, imposes an annual deduction limitation of $1.0 million on the compensation of certain executive officers of publicly held companies. The Compensation Committee does not believe that the Section 162(m) limitation will materially affect the Company in the near future given the current level of compensation of the executive officers.

         The Compensation Committee:  George E. Mileusnic and Patrick J. Ferrell


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's chief executive officer and the three other executive officers whose total cash compensation for fiscal 1999 (based on salary and bonus) exceeded $100,000 (the "Named Executive Officers").

                                                                                           LONG-TERM
                                                              ANNUAL COMPENSATION         COMPENSATION
                                              FISCAL     -----------------------------  -----------------
       NAME AND PRINCIPAL POSITION             YEAR           SALARY          BONUS      AWARDS/OPTIONS
------------------------------------------  -----------  ----------------  -----------  -----------------
David R. Pomije........................        1999           $270,000     $40,500         42,000 shares
Chief Executive Officer                        1998            255,000     127,500         42,400 shares
                                               1997            200,000     120,000         37,300 shares

Stanley A. Bodine......................        1999            220,000      33,000         42,000 shares
President and Chief Operating Officer          1998            200,000     100,000         36,640 shares
                                               1997            168,000     100,800         34,500 shares

Jeffrey R. Gatesmith...................        1999            125,000      15,625         20,000 shares
Vice President of Retail Operations            1998            115,000      50,300         18,080 shares
and Human Resources                            1997            102,000      47,500         20,900 shares

Robert M. Hiben........................        1999            125,000      15,625         20,000 shares
Chief Financial Officer                        1998            110,000      47,200         17,280 shares
                                               1997             92,000      46,000         18,900 shares

OPTIONS GRANTED DURING FISCAL 1999

        The following table provides information relating to options granted to the Named Executive Officers during fiscal 1999.

                                                                                          POTENTIAL REALIZABLE
                                                INDIVIDUAL GRANT                            VALUE AT ASSUMED
                          -------------------------------------------------------------   ANNUAL RATE OF STOCK
                                           PERCENT OF TOTAL                                PRICE APPRECIATION
                                          OPTIONS GRANTED TO                                 FOR OPTION TERM
                            OPTIONS          EMPLOYEES IN        EXERCISE    EXPIRATION   --------------------
           NAME           GRANTED (1)        FISCAL YEAR           PRICE        DATE         5%(2)      10%(2)
------------------------- -----------     ------------------     --------    ----------    --------    --------
David R. Pomije.......       21,000               7.9%            $13.07       6/18/08     $172,613    $437,434
                             21,000               7.9              13.62       2/28/09      179,876     455,842

Stanley A. Bodine.....       21,000               7.9              13.07       6/18/08      172,613     437,434
                             21,000               7.9              13.62       2/28/09      179,876     455,842

Jeffrey R. Gatesmith..       10,000               3.8              13.07       6/18/08       82,197     208,302
                             10,000               3.8              13.62       2/28/09       85,655     217,068

Robert M. Hiben.......       10,000               3.8              13.07       6/18/08       82,197     208,302
                             10,000               3.8              13.62       2/28/09       85,655     217,068

------------------
(1) The number indicated is the number of shares of Common Stock that can be acquired upon exercise of the related option. The Company has not granted any SARs. All options granted in fiscal 1999 were non-qualified, nontransferable, vest over a period of three years, become exercisable in three equal annual installments commencing either June 19, 1999 or March 1, 2000, and provide for forfeiture of unvested options upon termination of employment.

(2) The assumed rates of 5% and 10% are hypothetical rates of stock price appreciation selected by the Securities and Exchange Commission and are not intended to, and do not, forecast or assume actual future stock prices. The Company believes that future stock appreciation, if any, is unpredictable and is not aware of any formula that will determine with any reasonable accuracy the present value of stock options based on future factors which are unknowable and volatile. No gain to optionees is possible without an appreciation in stock prices, and any such increase would benefit all shareholders. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATE OPTION EXERCISES DURING FISCAL 1999 AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the Named Executive Officers during fiscal 1999 and the number and value of options held at fiscal year-end. The Company does not have any outstanding stock appreciation rights.

                                                                                        VALUE OF
                                                           NUMBER OF                   UNEXERCISED
                                                          UNEXERCISED                 IN-THE-MONEY
                             SHARES                       OPTIONS AT                   OPTIONS AT
                            ACQUIRED                    FISCAL YEAR-END             FISCAL YEAR-END(1)
                               ON        VALUE     ---------------------------   ---------------------------
          NAME              EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  --------    --------   -----------   -------------   -----------   -------------
 David R. Pomije.......           -            -     57,500         82,700         $549,707       $462,377
 Stanley A. Bodine.....      32,900     $407,421     88,568         77,927          815,614        448,096
 Jeffrey R. Gatesmith..           -            -     67,022         39,019          711,008        230,401
 Robert M. Hiben.......       4,250       38,675     56,250         37,820          573,470        221,416

-------------------
(1) Value is determined by the difference between the closing price of the Company's Common Stock on March 28, 1999, which was $18.875, and the option exercise price (if less than $18.875) multiplied by the number of shares subject to the option.

  EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with each of the Named Executive Officers. Each agreement may be terminated at any time by either the individual or the Company, subject to certain limitations or continuing obligations. Each agreement prohibits the individual from engaging in any activity competitive with the business of the Company or contacting customers for such purpose or interfering with the Company's relationships with its employees for a period of one year following termination of employment. The employment agreements provide for an initial term ending March 31, 2001, and are renewable annually thereafter for additional one-year periods. If any of the agreements are terminated at any time by the Company other than for "Cause" (as defined in the agreements), the Company is obligated to continue payment of salary and certain other benefits for the remainder of the term of the agreement.

         If any of these individuals are terminated other than for Cause or terminate their employment for "Good Reason" (as defined in the agreements) following a Change in Control of the Company (as defined in the agreements), he will be entitled to receive compensation equal to two times his then current base salary and target incentive bonus. A "Change in Control" occurs when (i) the majority of the directors of the Company are persons other than persons who are serving as of the date of the agreements ("incumbent directors") or whose election or appointment was approved by a majority of incumbent directors, (ii) any person or group of persons (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934 and the rules thereunder) acquires 35% or more of the outstanding voting stock of the Company (with certain exceptions), or (iii) the shareholders of the Company approve a merger or consolidation (other than a merger or consolidation with a subsidiary of the Company or in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger own more than 65% of the outstanding voting stock of the surviving corporation or its parent corporation), exchange of shares, sale or other disposition of all or substantially all of the Company's assets, or liquidation or dissolution of the Company. In the event that any payment made upon the occurrence of a Change in Control becomes subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company will pay such additional amounts as would put the individual in the same after-tax position as if such excise tax did not apply, provided that such additional amount shall not exceed 100% of the individual's base salary and target incentive bonus in effect at the date of termination.

         During fiscal 1999, and in prior fiscal years, the Named Executive Officers and other key employees of the Company have been granted stock options under the Company's 1993 Stock Option Plan (the "Plan"). Under terms of the Plan, in the event of a change in control (as defined therein), any option granted thereunder, if so provided in the related option agreement, will become fully exercisable and vested and the value of all outstanding options, unless otherwise determined by the stock option committee, will be cashed out on the basis of the change in control price (as defined in the Plan). Under the Plan, a change in control may be triggered by (i) the acquisition by any person or group of persons (with certain exceptions) of 20% or more of the voting power of the Company's outstanding securities, (ii) a change in the membership of the Board of Directors so that within any period of 24 consecutive months, individuals who constituted the Board at the beginning of the period ("incumbent directors") no longer constitute at least a majority thereof (except for directors whose appointment or election has been approved by at least 60% of the incumbent directors), or (iii) the approval by the shareholders of an acquisition of the Company by an entity other than the Company or a subsidiary or parent of the Company through purchase of assets, by merger or otherwise.

                             STOCK PERFORMANCE CHART

         The following table compares the cumulative total shareholder return on Common Stock for the period commencing April 3, 1994 through March 28, 1999, with the cumulative total return on the NASDAQ United States Stock Market Index and the NASDAQ Retail Trade Index over the same period. This comparison assumes $100 was invested on April 3, 1994, in the Company's Common Stock and in each of the foregoing indices, and assumes reinvestment of all dividends.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
            AMONG FUNCO, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                       AND THE NASDAQ RETAIL TRADE INDEX

                                            CUMULATIVE TOTAL RETURN
                              ---------------------------------------------------------
                              4/3/94    4/2/95    3/31/96   3/30/97   3/29/98   3/28/99

FUNCO, INC.                    100        33        30       101       120       129

NASDAQ STOCK MARKET (U.S.)     100       111       151       172       253       337

NASDAQ RETAIL TRADE            100        98       123       125       182       185

* $100 INVESTED ON 4/3/94 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock ("reporting persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during fiscal 1999, all Section 16(a) filing requirements applicable to its reporting persons were complied with, except that a Form 4 reporting a stock option exercise in December 1998 by George E. Mileusnic was not filed. The transaction was reported on a timely filed Form 5.

                                  OTHER MATTERS

         The Board of Directors is not aware that any matter, other than those described in the Notice, will be presented for action at the Annual Meeting. If, however, other matters do properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxied shares in accordance with their best judgment on such matters.

                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         In order for any shareholder proposal to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to the 2000 annual meeting of shareholders, it must be received by the Company at its principal executive office no later than February 29, 2000.

         In addition, under the Company's Bylaws, any nomination for director to be elected at the 2000 annual meeting of shareholders or intention to present other matters for consideration at the annual meeting must be submitted by shareholders in writing to the Company at its principal executive office no later than May 1, 2000. If not properly submitted by that date, such nomination or other matter will not be considered at the annual meeting.

                             ADDITIONAL INFORMATION

         A copy of the Company's Annual Report to Shareholders for the fiscal year ended March 28, 1999, accompanies this Notice of Annual Meeting of Shareholders and Proxy Statement.


                                          By Order of the Board of Directors

                                          /s/ Robert M. Hiben

                                          Robert M. Hiben
                                          SECRETARY
  June 28, 1999

                                  FUNCOLAND(R)

                                   FUNCO, INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                              FRIDAY, JULY 30, 1999
                        10:00 A.M. CENTRAL DAYLIGHT TIME

                      MINNEAPOLIS MARRIOTT SOUTHWEST HOTEL
                                5801 OPUS PARKWAY
                           MINNETONKA, MINNESOTA 55343



--------------------------------------------------------------------------------
                FUNCO, INC.
FUNCOLAND(R)    10120 WEST 76TH STREET, EDEN PRAIRIE, MINNESOTA 55344     PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON FRIDAY, JULY 30, 1999.

The shares of stock you hold in your account will be voted as you specify below.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS AND DO NOT VOTE AGAINST OR ABSTAIN FROM VOTING ON PROPOSAL NO. 2, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR PROPOSAL NO. 2.

By signing the proxy, you revoke all prior proxies and appoint David R. Pomije and Stanley A. Bodine, or either of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.



                      SEE REVERSE FOR VOTING INSTRUCTIONS.

                                               -------------------------------
                                               COMPANY #
                                               CONTROL #
                                               -------------------------------

                                  FUNCOLAND(R)

                                   FUNCO, INC.


                         ANNUAL MEETING OF SHAREHOLDERS

                              FRIDAY, JULY 30, 1999
                        10:00 A.M. CENTRAL DAYLIGHT TIME

                      MINNEAPOLIS MARRIOTT SOUTHWEST HOTEL
                                5801 OPUS PARKWAY
                           MINNETONKA, MINNESOTA 55343


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Funco, Inc., c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.


                               PLEASE DETACH HERE


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of directors: 01 David R. Pomije        03 George E. Mileusnic      [ ]  Vote FOR               [ ]  Vote WITHHELD
                          02 Stanley A. Bodine      04 Patrick J. Ferrell            all nominees, except        from all nominees
                                                                                     as indicated below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,        ----------------------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)
                                                                                ----------------------------------------------------

2. Ratification of Appointment of Ernst & Young LLP as Independent Auditors     [ ] For          [ ] Against       [ ] Abstain

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box   [ ]
Indicate changes below:                                                         It is urgent that each shareholder complete, date,
                                                                                sign and mail this Proxy as soon as possible. Your
                                                                                vote is important!


                                                                                     Date --------------------------------

                                                                                ----------------------------------------------------
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                |                                                  |
                                                                                ----------------------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appear on Proxy.
                                                                                If held in joint tenancy, all persons must sign.
                                                                                Trustees, administrators, etc., should include title
                                                                                and authority. Corporations should provide full name
                                                                                of corporation and title of authorized officer
                                                                                signing the proxy.